Exhibit 23.2



 CLYDE BAILEY P.C.
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                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210) 699-1287(ofc.)
                                             (888) 699-1287 (210) 691-2911 (fax)

                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's


November 13, 2000


I consent to the use, of my report dated June 14, 2000, in the Form SB2, on the financial statements of J T Bowling Enterprises Inc., dated May 31, 2000, included herein and to the reference made to me.


S/Clyde Bailey
Clyde Bailey